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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           ALAMOSA PCS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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                           DELAWARE                                                75-2843707
           (State of incorporation or organization)                   (I.R.S. Employer Identification No.)


            4403 BROWNFIELD HIGHWAY, LUBBOCK, TEXAS                                   79407
           (Address of principal executive offices)                                (Zip Code)
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        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
     to be so registered:                     each class is to be registered:
             NONE                                          NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                   333-89995

        Securities to be registered pursuant to Section 12(g) of the Act:
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                    SERIES A PREFERRED STOCK PURCHASE RIGHTS


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock and the related rights to purchase Series A Preferred Stock of Alamosa PCS Holdings, Inc. will be set forth under the caption "Description of Capital Stock" in the prospectus to be filed by Alamosa pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such prospectus will constitute a part of Alamosa's Registration Statement on Form S-1, as amended (File No. 333-89995), and shall be incorporated herein by reference.

ITEM 2.                    EXHIBITS.

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     EXHIBIT NO.                            DESCRIPTION
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         1.1       --      Amended and Restated Certificate of Incorporation of
                           Alamosa, filed as Exhibit 3.1 to Alamosa's
                           Registration Statement on Form S-1, as amended (File No. 333-89995), which exhibit is incorporated herein by reference.

         1.2       --      Amended and Restated Bylaws of Alamosa, filed as
                           Exhibit 3.2 to Alamosa's Registration Statement on
                           Form S-1, as amended (File No. 333-89995), which
                           exhibit is incorporated herein by reference.

         1.3       --      Specimen Common Stock Certificate, filed as Exhibit
                           4.1 to Alamosa's Registration Statement on Form S-1, as amended (File No. 333-89995), which exhibit is incorporated herein by reference.

         1.4       --      Rights Agreement between Alamosa PCS Holdings, Inc.
                           and ChaseMellon Shareholder Services, L.L.C. as rights agent, filed as Exhibit 4.2 to Alamosa's
                           Registration Statement on Form S-1, as amended (File
                           No. 333-89995), which exhibit is incorporated herein by reference.

         1.5       --      Sprint PCS Management Agreement (Wisconsin), as
                           amended, dated as of December 6, 1999 by and between Sprint Spectrum, LP, WirelessCo, LP and Alamosa
                           Wisconsin Limited Partnership, filed as Exhibit 10.10 to Alamosa's Registration Statement on Form S-1, as amended (File No. 333-89995), which exhibit is incorporated herein by reference.

         1.6       --      Sprint PCS Management Agreement, as amended, dated
                           as of December 23, 1999 by and between Sprint
                           Spectrum, LP, WirelessCo, LP, Cox Communications PCS,
                           L.P., Cox CPS License, LLC, SprintCom, Inc. and
                           Alamosa PCS, LLC, filed as Exhibit 10.22 to Alamosa's
                           Registration Statement on Form S-1, as amended (File
                           No. 333-89995), which exhibit is incorporated herein
                           by reference.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Alamosa PCS Holdings, Inc.



Date:  January 31, 2000                 By: /s/ DAVID E. SHARBUTT
                                            -----------------------------------
                                            David E. Sharbutt
                                            Chief Executive Officer


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